UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-52988	26- 0728141

(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

558 Lime Rock Road, Lakeville, Connecticut	06039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Note Purchase Agreement

On September 21, 2009, Master Silicon Carbide Industries, Inc., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with The China Hand Fund I, LLC and/or its successor and assigns, an accredited investor (the “Investor”) where in consideration of $10,000,000, the Investor purchased from the Company a convertible promissory note in a principal amount of $10,000,000, (the “Note”), a form of which is filed herewith as Exhibit 10.2. The Note will be due on December 31, 2009, is non interest bearing  and  is automatically convertible into 920,267 shares of the Series B Convertible Preferred Stock (as defined below) of Master Silicon Carbide Industries, Inc., a Nevada corporation (“MSCI Nevada”), within three business days after the Company merges into MSCI Nevada, completing the Company’s reincorporation from Delaware to Nevada on or around November 2, 2009 (the “Reincorporation”). For more details of the Reincorporation, please refer to the Company’s Definitive Information Statement on Schedule 14C filed with the Securities Exchange and Commission on October 13, 2009.

Representations and Warranties: The Note Purchase Agreement contains representations warranties by us and the Investor which are customary for transactions of this type.

Covenants:
•
Upon the effectiveness of the Reincorporation,  we are also obligated to cause MSCI Nevada to file a Certificate of Designation of Series B Preferred Stock, as defined below, with the Secretary of State of Nevada.

•
If, at any time and from time to time, within eighteen months after the closing, we seek to raise additional financing through a private placement of equity securities (other than certain exempt issuances), we are required to first offer the equity securities to the Investor.

•
For as long as at least 25% of the Series B Stock to be issued to the Investor pursuant to the Note Purchase Agreement remain outstanding: MSCI Nevada is obligated, among other things, to carry on its business, not to wind up or dissolve itself or any of its subsidiary, to maintain directly or indirectly more than a 50.1% controlling interest in Yili China and to provide the Investor the access to the Company’s book and record.

Series B Preferred Stock

Under the Note Purchase Agreement, MSCI Nevada will designate 2,000,000 shares of Series B Convertible Preferred Stock out of its 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designation of Series B Preferred Stock”) which will be filed with the Secretary of State of Nevada upon the effectiveness of the Reincorporation.  The following is a summary of the rights and preferences of the Series B Preferred Stock:

Dividends. The holders of such Series B Preferred Stock are not entitled to dividends.

Liquidation Preference. $10.87 per share (the “Liquidation Amount”), and Series B Preferred Stock will  rank on parity with Series A Preferred Stock in the event of liquidation or dissolution.

Conversion Ratio. This is determined by dividing (A) the Liquidation Amount by (B) the then effective conversion price (which shall initially be $1.087, as such conversion price being adjusted from time to time pursuant to Certain Adjustment as described below).

Conversion at Option of Holder. Any time prior to the fifth anniversary of the date of issuance, each share of Series B Preferred Stock shall be convertible, at the option of the holder into a number of shares of Common Stock at the Conversion Ratio, subject to Certain Adjustment as described below.

Automatic Conversion. The Series B Preferred Stock shall automatically be converted in shares of Common Stock of MSCI Nevada, par value $0.001 (“Common Stock”) at the Conversion Ratio if: (a) the volume weighted average price of the Common Stock as reported by Bloomberg Finance, L.P. equals or exceeds Two Dollars ($2.00) per share during any twenty (20) consecutive trading days and (b) a minimum of 50,000 shares of Common Stock have traded for four consecutive weeks (a “Qualified Trading Market Event”).

Voting Rights. Except for the election of directors, the holders of shares of Series B Stock may be entitled to the number of votes equal to the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock at then applicable Conversion Ratio.

Redemption. If a Qualified Trading Market Event has not occurred prior to December 31, 2011 or upon the occurrence of a Change of Control, as defined therein, then the holders of at least 30% of the then outstanding Series B Preferred Stock may by written notice require that the Company to redeem all outstanding shares of Series B Stock may redeem at a price per share equal to the liquidation preference (the “Redemption Price”). The Company shall also have the right to redeem the Series B Stock for the Redemption Price if a Qualified Trading Market Event has not occurred prior to December 31, 2011.

Certain Adjustments.

Stock Dividends and Stock Splits.  In the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock, the Conversion Ratio of Series B Preferred Stock will be adjusted accordingly.

Dilutive Issuances. Until the second anniversary of the issuance of the shares of Series B Stock, except for certain exempt issuances, in the event MSCI Nevada issues Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the conversion price will be reduced, concurrently with such issue or sale, to a lower price based on a weighted average formula.

Fundamental Transaction. If MSCI Nevada effects a merger, sell all or substantially all of its assets, any tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or  it effects any reclassification of the common stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “fundamental transaction”), then on subsequent conversion of the Series B Stock, the holder has the right to receive, for each share of Common Stock that would have been issuable on such conversion absent such fundamental transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive on the occurrence of the fundamental transaction as if the holder had been, immediately prior to such fundamental transaction, the holder of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities

The issuances of the Company’s securities described herein were effectuated pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, provided by Section 4(2) of the Act and/or Regulation D, and Regulation S promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders

Reference is made to Item 1.01 for information relating to the modification of rights of holders of our Common Stock and Series B Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Form of Certificate of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, to be filed with Secretary of State of Nevada.

10.1	Form of Note Purchase Agreement, dated September 21, 2009, among the Company and The China Hand Fund I, LLC and/or its successor and assigns.

10.2	Form of Convertible Note, dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

(Registrant)

By:	/s/ Mary E. Fellows
Name: Mary E. Fellows
Title: Executive Vice President and Secretary